Exhibit 1.1
EXECUTION VERSION

VERIZON MASTER TRUST
$1,000,000,000 SERIES 2026-3 ASSET BACKED NOTES
UNDERWRITING AGREEMENT

September 15, 2026

BofA Securities, Inc.,
as an Underwriter and as a Representative
of the several Underwriters set forth
on Schedule I hereto
One Bryant Park, 11th Floor
New York, New York 10036

SMBC Nikko Securities America, Inc.,
as an Underwriter and as a Representative
of the several Underwriters set forth
on Schedule I hereto
277 Park Avenue
New York, New York 10172

Truist Securities, Inc.,
as an Underwriter and as a Representative
of the several Underwriters set forth
on Schedule I hereto
50 Hudson Yards, 70th Floor
New York, New York 10001

U.S. Bancorp Investments, Inc.
as an Underwriter and as a Representative
of the several Underwriters set forth
on Schedule I hereto
214 N. Tryon Street, 26th Floor
Charlotte, North Carolina 28202

Ladies and Gentlemen:
SECTION 1.     Introduction. Verizon Master Trust (the “Trust”) proposes to issue $826,008,000 principal amount of its 5.14% Series 2026-3 Class A-1a Notes (the “Class A-1a Notes”), $65,000,000 principal amount of its Compounded SOFR + 0.45% Series 2026-3 Class A-1b Notes (the “Class A-1b Notes” and together with the Class A-1a Notes, the “Class A Notes”), $68,120,000 principal amount of its 5.34% Series 2026-3 Class B Notes (the “Class B Notes”) and $40,872,000 principal amount of its 5.48% Series 2026-3 Class C Notes (the “Class C Notes” and together with the Class A Notes and the Class B Notes, the “Notes”).  The Trust proposes to sell the Notes in the amounts as set forth on Schedule I to the several underwriters (each, an “Underwriter”), for whom BofA Securities, Inc., SMBC Nikko Securities America, Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as representatives (collectively, the “Representatives”). The Notes will be issued pursuant to an Indenture to be dated as of the Closing Date (the “Indenture”), between the Trust and U.S. Bank Trust Company, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”) and note paying agent.  The assets of the Trust include, among other things, certain device payment plan agreements transferred to the Trust before, and from time to time after, the Closing Date (as defined below) (the “Receivables”). The Receivables and related property have been transferred, and from time to time after the Closing Date, will be transferred to the Trust pursuant to a Transfer and Servicing Agreement, dated as of May 25, 2021, as amended by that certain Omnibus Amendment No. 1, dated as of November 4, 2021 (the “Omnibus Amendment”), among the Trust, the Depositor (as defined below), Verizon Wireless (as defined below), the Master Collateral Agent (as defined below), the Additional Transferor (as defined below) and the various originators from time to time party thereto (the “Transfer and Servicing Agreement”) among the Trust, Verizon ABS II LLC (the “Depositor”) and Cellco Partnership d/b/a Verizon Wireless (“Verizon Wireless” or the “Sponsor”), as servicer (in such capacity, the “Servicer”), as marketing agent (in such capacity, the “Marketing Agent”) and as custodian.  The Depositor acquired and, in the case of the Originator Receivables Transfer Agreement (as defined below), will acquire the Receivables and related property pursuant to the terms of (i) the Originator Receivables Transfer Agreement, dated as of May 25, 2021, as amended by the Omnibus Amendment (the “Originator Receivables Transfer Agreement”) between the Depositor and the various originators from time to time party thereto and (ii) the Additional Transferor Receivables Transfer Agreement, dated as of May 25, 2021, as amended by the Omnibus Amendment (the “Additional Transferor Receivables Transfer Agreement”) among the Depositor, the Servicer and Verizon DPPA Master Trust (the “Additional Transferor”).  The Additional Transferor was terminated on December 28, 2023.  In addition, the Servicer services and will service the Receivables pursuant to the Transfer and Servicing Agreement and has agreed to perform certain administrative tasks on behalf of the Trust pursuant to the Administration Agreement, dated as of May 25, 2021 (the “Administration Agreement”) between the Trust and Verizon Wireless, as administrator.  Furthermore, Verizon Communications Inc. (“Verizon”) entered into a Parent Support Agreement, acknowledged and agreed to by the Depositor, the Trust and the Master Collateral Agent (as defined below), dated as of May 25, 2021 and has guaranteed the payment obligations of the Originators and Verizon Wireless, in its capacities as Servicer and Marketing Agent.  The Trust has contracted for the review of the Receivables for compliance with the representations and warranties made about them in certain circumstances under a second amended and restated asset representations review agreement, dated as of April 23, 2024 (the “Asset Representations Review Agreement”) among the Trust, the Servicer and Pentalpha Surveillance LLC, as asset representations reviewer (the “Asset Representations Reviewer”).  Collections on and proceeds of the Receivables are designated to different Groups under the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended by the Omnibus Amendment, the Second Omnibus Amendment (as defined below) and that certain Amendment No. 3, dated as of August 30, 2024, among the Trust, Verizon Wireless, as Servicer, U.S. Bank Trust Company, National Association, as master collateral agent (in such capacity, the “Master Collateral Agent”), and the Creditor Representatives from time to time party thereto (the “Master Collateral Agreement”). Collections on and proceeds of the Receivables designated to Group 1 (as such term is defined in the Indenture) will be applied to make payments on the Notes.  Any reference to Receivables in this Agreement will refer to the Receivables designated to Group 1.
The Trust was formed by the Depositor pursuant to a trust agreement and is governed by the Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of May 25, 2021 between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”), as amended by that certain Omnibus Amendment No. 2, dated as of August 11, 2022 (the “Second Omnibus Amendment”), among the Trust, the Master Collateral Agent, the Owner Trustee, Verizon DPPA True-up Trust, the Depositor and Verizon Wireless, that certain Amendment No. 2, dated as of June 20, 2025, between the Depositor and Owner Trustee and that certain Amendment No. 3, dated as of September 30, 2025, between the Depositor and Owner Trustee. The Class A Certificate and the Class B Certificate (collectively, the “Certificates”), representing the equity interest in the Trust, were issued to the Depositor pursuant to the Trust Agreement and are held by the Depositor and the nominee of the Originators.
Capitalized terms used but not otherwise defined in this Underwriting Agreement (this “Agreement”) are defined in Appendix A to the Master Collateral Agreement or in the Indenture, as applicable, or if not defined therein, then as defined in the Prospectus (as defined below).  As used herein, the term “Transaction Documents” refers to the Transfer and Servicing Agreement, the Indenture, the Originator Receivables Transfer Agreement, the Additional Transferor Receivables Transfer Agreement, the Trust Agreement, the Parent Support Agreement, the Master Collateral Agreement, the Group 1 Supplement to the Master Collateral Agreement, the Marketing Agent Agency Agreement, the Account Control Agreement, the Series 2026-3 Account Control Agreement, the Administration Agreement, the Asset Representations Review Agreement, and the Depository Agreement.
At or prior to the time and date when the first Contract of Sale (as defined below) for the Notes was entered into by the Underwriters, which was 3:02 p.m. (New York time) on September 15, 2026 (the “Time of Sale”), the Depositor had prepared (i) the preliminary prospectus, dated September 9, 2026 (subject to completion), filed with the Commission on September 9, 2026 pursuant to and in accordance with Rule 424(h) under the Act (“Rule 424(h)”) (the “Preliminary Prospectus”) and (ii) a free writing prospectus, dated September 9, 2026, and filed with the Commission on September 9, 2026 pursuant to Rule 433 (the “Ratings Free Writing Prospectus” and, together with the Preliminary Prospectus and written communications constituting a bona fide electronic road show within the meaning of Rule 433(h) under the Securities Act of 1933, as amended (the “Securities Act”), the “Time of Sale Information”).  If, subsequent to the Time of Sale and prior to the Closing Date, such Time of Sale Information includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading and the Underwriters terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act) (“Contracts of Sale”) and enter into new Contracts of Sale with investors in the Notes, then the “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into such new Contract of Sale in an amended preliminary prospectus approved by Verizon Wireless, the Depositor and the Representatives that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

The Notes will be offered pursuant to the prospectus dated September 15, 2026 (as amended or supplemented and including all documents incorporated by reference in the prospectus, the “Prospectus”) relating to the Notes.
SECTION 2.     Representations and Warranties.   As a condition of the several obligations of the Underwriters to purchase the respective principal amount of each class of the Notes set forth opposite the name of such Underwriter on Schedule I, Verizon Wireless makes the representations and warranties set forth below to each of the Representatives and each of the Underwriters on and as of the date hereof.
(i)     A shelf registration statement on Form SF‑3 (Registration No. 333-278415), including a form of prospectus, relating to the Notes has been filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2024, as amended by Pre-Effective Amendment No. 1 on May 9, 2024, Pre-Effective Amendment No. 2 on May 20, 2024, Post-Effective Amendment No. 1 on April 4, 2025 and Post-Effective Amendment No. 2 on May 7, 2025, has been declared effective under the Securities Act, and is not proposed to be amended.
     For purposes of this Agreement, “Effective Time” with respect to the registration statement means, the date and time as of which such registration statement, or the most recent post‑effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or became effective upon filing pursuant to Rule 462(c).  “Effective Date” with respect to the registration statement means the date of the Effective Time thereof.
     The registration statement, as amended at its Effective Time, including all information incorporated by reference and deemed to be a part of such registration statement as of the Effective Time of such registration statement (if any) pursuant to Rule 430D under the Securities Act (“Rule 430D”), is hereinafter referred to as the “Registration Statement”.  Prior to the Time of Sale, the Depositor had prepared the Time of Sale Information.
     Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 10 of Form SF‑3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference in this Agreement to documents and schedules and other information which is “contained,” “included,” “stated,” “described” or “referred to” in the Registration Statement, Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents and schedules and other information, which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be.

(ii)     (A) On the Effective Date of the Registration Statement, the Registration Statement complied and (B) on the date of this Agreement, the Registration Statement complies in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), and at such times did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading; provided, however, that Verizon Wireless does not make any representation or warranty with respect to (A) any statements or omissions made in reliance upon and in conformity with information furnished to Verizon Wireless by or on behalf of the Underwriters specifically for use in the preparation thereof which information consists solely of the information set forth in the fourth and fifth paragraphs under the heading “Underwriting” in the Prospectus (the “Underwriters’ Information”) or (B) that part of the Registration Statement which shall constitute a Statement of Qualification under the Trust Indenture Act of 1939, as amended (the “1939 Act”) on Form T-1 (the “Form T-1”) of any Indenture Trustee.
(iii)     The Preliminary Prospectus, as of its date, and the Time of Sale Information, as of the Time of Sale, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that Verizon Wireless does not make any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.
(iv)     At the time of the filing of the Prospectus pursuant to Rule 424(b), the Prospectus did conform, and as of the Closing Date, the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not, or will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that Verizon Wireless does not make any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.
(v)     Since the respective dates of the Time of Sale Information there has not been any material adverse change in the business, business prospects, properties, financial condition or results of operations of Verizon Wireless and its subsidiaries, including the Depositor and the Trust, taken as a whole, other than as set forth or contemplated in the Preliminary Prospectus and the Prospectus or otherwise disclosed in writing to the Representatives prior to the date hereof.
(vi)     Other than the Time of Sale Information, certain Intex.cdi files relating to the Receivables, the Prospectus, the Bloomberg Screen filed with the Commission as a free writing prospectus (as defined in Rule 405 under the Securities Act) on September 15, 2026 (the “Bloomberg Screen”), the Trust (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act), including any document or other material which would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that would be required to be filed with the Commission, that constitutes an offer to sell or solicitation of any offer to buy the Notes.
(vii)     The Indenture has been duly qualified under the 1939 Act.
(viii)     Each of the Ratings Free Writing Prospectus and the Bloomberg Screen contained a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Securities Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Securities Act.
(ix)     The conditions to the use of a registration statement on Form SF-3 under the Securities Act, as set forth in the Registrant Requirements under General Instruction I.A., and the conditions of Rule 415 under the Securities Act, have been satisfied with respect to the Registration Statement. The conditions to the offering of the Notes on Form SF-3 under the Securities Act, as set forth in the Transaction Requirements under General Instruction I.B., will be satisfied as of the Closing Date with respect to the Registration Statement.  No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. The Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the Securities Act.
(x)     The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (other than documents filed by Persons other than the Depositor), when they became or become effective under the Securities Act or were or are filed with the Commission under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.
(xi)     Neither the Trust nor the Depositor is required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Trust will rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) under the Investment Company Act, although additional exclusions or exemptions may also be available to the Trust.  The Trust is structured so as not to constitute a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
(xii)     None of the Trust, the Depositor or Verizon Wireless has received an order from the Commission, any state securities commission or any foreign government or agency thereof preventing or suspending the offering of the Notes, and to the best knowledge of Verizon Wireless, no such order has been issued and no proceedings for that purpose have been instituted.
(xiii)     Other than as contemplated by this Agreement or as disclosed in the Preliminary Prospectus and in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any of its Affiliates, any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(xiv)     The issuance and sale of the Notes have been duly authorized by all necessary trust action of the Trust and, when executed, authenticated and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be valid and binding obligations of the Trust, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.
(xv)     Each of the Depositor and Verizon Wireless has been duly formed and is validly existing as a limited liability company or general partnership, as applicable, in good standing under the law of its jurisdiction of formation with full limited liability company or general partnership power, as the case may be, and authority to own, lease and operate its properties and assets and conduct its business as described in the Preliminary Prospectus and the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the ability of Verizon Wireless to perform its obligations under this Agreement and the ability of the Depositor or Verizon Wireless to perform its respective obligations under the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents (a “Material Adverse Effect”), and has full limited liability company or general partnership power, as the case may be, and authority to execute and perform its obligations under this Agreement and the Transaction Documents to which it is a party, as applicable.
(xvi)     The execution and delivery of this Agreement and the Transaction Documents to which the Depositor or Verizon Wireless, as applicable, is a party (i) have been duly authorized by all necessary limited liability company or general partnership action of the Depositor or Verizon Wireless, as applicable, (ii) have been (with respect to this Agreement) and have been or will be (with respect to the Transaction Documents) duly executed and delivered by the Depositor and Verizon Wireless, as applicable, and (iii) assuming due authorization, execution and delivery by the other parties thereto, will be legal, valid and binding agreements of the Depositor and Verizon Wireless, as applicable, enforceable against the Depositor or Verizon Wireless in accordance with their respective terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.
(xvii)     The execution, delivery and performance by Verizon Wireless of this Agreement and each of the Depositor and Verizon Wireless of each of the Transaction Documents to which it is a party, the issuance and sale of the Notes pursuant to this Agreement (subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws to various jurisdictions), and the consummation of the other transactions herein contemplated did not or do not, as applicable:
(1)     require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, except consents or filings that have been obtained or made or as may be required under the securities or “blue sky” laws of various jurisdictions,
(2)     conflict with or result in a breach or violation or acceleration of, or constitute a default under, any of their respective organizational documents, or any material indentures, mortgages, deeds of trust, leases or other agreements or instruments to which any of them is a party or by which any of them or their properties is bound,
(3)     result in a violation of or contravene the terms of any statute, governmental order or regulation applicable to any of them, or
(4)     result in the creation of any Lien upon any of their respective properties or assets (other than pursuant to the Transaction Documents), except where any failure to obtain consent or make any filing or any such conflict, breach, default, violation, contravention or creation would not have a Material Adverse Effect.
(xviii)     Neither the Depositor nor Verizon Wireless is in violation of any term or provision of its governing documents, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other Governmental Authority or any arbitrator applicable to the Depositor or Verizon Wireless, the consequence of which violation, breach or default would have a Material Adverse Effect.
(xix)     Each of the Depositor and Verizon Wireless possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, the absence of which would have a Material Adverse Effect, and none of the Depositor or Verizon Wireless has received any notice of proceedings relating to the revocation or suspension of any such license, certificate, authorization or permit which, singly or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

(xx)     No legal or governmental proceedings are pending (or, to the knowledge of Verizon Wireless, threatened) against the Depositor or Verizon Wireless except for such proceedings that would not be reasonably expected to, singly or in the aggregate, have a Material Adverse Effect.
(xxi)     No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Depositor or Verizon Wireless is a party or by which the Depositor or Verizon Wireless or any of its respective properties is bound, the consequence of which default would have a Material Adverse Effect.
(xxii)     The Transaction Documents, the Notes and the Certificates conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and in the Prospectus.
(xxiii)     Each of the Trust’s, the Depositor’s and Verizon Wireless’ representations and warranties in the Transaction Documents are true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation or warranty is true and correct in all respects) as of the date they are given therein and will be true and correct in all material respects on the Closing Date, and such representations and warranties are incorporated herein by reference.
(xxiv)     None of the Depositor, Verizon Wireless or any of their Affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes except for this Agreement.
(xxv)     The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto, will be validly issued and outstanding and entitled to the benefits of the Indenture.  As of the Closing Date, the Trust’s pledge of (x) Receivables to the Master Collateral Agent pursuant to the Master Collateral Agreement has vested in the Master Collateral Agent and (y) the Series 2026-3 Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, in each case, for the benefit of the Noteholders, a valid security interest therein, subject to no prior lien, mortgage security interest, pledge, adverse claim, charge or other encumbrance, except as may be permitted by the Transaction Documents or any other Series Related Documents.
(xxvi)     The Certificates are validly issued and outstanding and entitled to the benefits of the Trust Agreement.
(xxvii)     Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the issuance of the Notes have been or will have been paid at or prior to the Closing Date.

(xxviii)       None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
(xxix)     The Depositor was not, on the date on which the first bona fide offer of the Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Securities Act.
(xxx)     Verizon, on behalf of the Depositor and the Trust, has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), and it has complied, and has caused the Depositor and the Trust, to comply, with each such representation; provided, that no failure to comply with any such representation shall constitute a breach of this clause (xxx) if (x) it would not have a material adverse effect on the Notes or (y) arises from a breach by any Underwriter of Section 4(a)(ix) hereof.  Verizon Wireless is the party responsible for compliance with Rule 17g-5 in connection with the issuance and monitoring of the credit ratings of the Notes.
(xxxi)     None of the Trust, the Depositor or Verizon Wireless has engaged any third-party to provide “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Notes.  The Trust or Verizon Wireless has complied with Rule 15Ga-2 under the Exchange Act with respect to any “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) obtained, other than any breach arising from a breach by any Underwriter of the representation, warranty and covenant set forth in Section 4(a)(xi) hereof.
(xxxii)     Verizon Wireless has complied as of the date hereof and will comply as of the Closing Date, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. as in effect on the applicable date (the “Credit Risk Retention Rules”) in the manner described in the Preliminary Prospectus under the heading “U.S. Credit Risk Retention.”  Verizon DPPA True-up Trust, as a majority-owned affiliate of Verizon Wireless, will retain the required economic interest in the credit risk of the Receivables in satisfaction of the Sponsor’s obligations under the Credit Risk Retention Rules in the form of a qualifying “seller’s interest,” equal to not less than 5% of the aggregate unpaid principal balance of all outstanding investor ABS interests in Group 1, as wholly offset by the percentage represented by the fair value of the Class R Interest, as Series EHRI, of the fair value of all outstanding ABS interests in Series 2026-3 on the Closing Date.
(xxxiii)     The Depositor has complied with Rule 193 of the Securities Act in connection with the offering of the Notes.

SECTION 3.     Purchase, Sale and Delivery of Notes.  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the respective principal amount of each class of the Notes set forth opposite the name of such Underwriter on Schedule I, at a purchase price (the “Purchase Price”) equal to the product of “Price %” as specified on Schedule II hereto and the principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I.  Delivery of and payment for the Notes shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at or about 11:00 a.m. (New York time) on September 22, 2026 (or at such other place and time on the same or other date as shall be agreed to in writing by the Representatives and the Trust, the “Closing Date”).  Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Trust.  The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof.  Definitive Notes representing the Notes will be available only under limited circumstances, as described in the Prospectus.
(b)     The Trust hereby acknowledges that the payment of monies pursuant to Section 3(a) hereof (a “Payment”) by or on behalf of the Underwriters of the aggregate Purchase Price for the Notes does not constitute closing of a purchase and sale of the Notes.  Only the execution and delivery, by electronic mail, verbal confirmation or otherwise, of a receipt for Notes by the Representatives, prior to the cut-off time for DTC settlement on the Closing Date, indicates completion of the closing of a purchase of the Notes from the Trust.  Furthermore, in the event that the Underwriters make a Payment to the Trust prior to the completion of the closing of a purchase of Notes, the Trust hereby acknowledges that until the Representatives execute and deliver such receipt for the Notes prior to the cut-off time for DTC settlement on the Closing Date, the Trust will not be entitled to the Payment and the Trust shall return the Payment to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand.  In the event that the closing of a purchase of Notes is not completed and the Payment is not returned by the Trust to the Underwriters on the same day the Payment was received by the Trust, the Trust agrees to pay to the Underwriters in respect of each day the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriters’ cost of financing as reasonably determined by the Representatives.
(c)     It is understood that any Representative or any Underwriter, individually, may (but shall not be obligated to) make Payments on behalf of any Underwriter or Underwriters for any of the Notes to be purchased by such Underwriter or Underwriters.  No such Payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.
SECTION 4.     Offering by Underwriters.  Upon the authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

(a)     Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Trust and Verizon Wireless that:
(i)     other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act unless such Underwriter has obtained the prior written approval of Verizon Wireless and the Depositor; provided, however, each Underwriter may prepare and convey to one or more of its potential investors without the consent of Verizon Wireless, the Depositor or any of their respective affiliates one or more “written communications” (as defined in Rule 405 under the Securities Act) in the form of (a) information included in the Time of Sale Information, to the extent it has already been filed with the Commission in the Preliminary Prospectus or the Ratings Free Writing Prospectus, (b) information customarily included in confirmations of sales of securities and notices of allocations, (c) certain Intex.cdi files relating to the Receivables that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus previously filed with the Commission, (d) information contemplated by Rule 134 under the Securities Act, (e) the Bloomberg Screen or (f) preliminary pricing information or information regarding status of subscriptions that does not contain any Issuer Information (each such other written communication enumerated in this Section 4(a)(i), an “Underwriter Free Writing Prospectus”).  As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information.  As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter;
(ii)     each Underwriter Free Writing Prospectus (taken as a whole, together with the Time of Sale Information and the Prospectus) prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such untrue statements or omissions were made in reliance upon and in conformity with information contained in the Preliminary Prospectus or the Prospectus or any written information furnished to the related Underwriter by Verizon Wireless or the Depositor specifically for use therein which information was not corrected by information subsequently provided by Verizon Wireless or the Depositor to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;

(iii)     each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Securities Act;
(iv)     each Underwriter Free Writing Prospectus prepared by it shall be delivered to Verizon Wireless and the Depositor no later than the time of first use and, unless otherwise agreed to by Verizon Wireless and the Depositor and the related Underwriter, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the date of first use (which shall be no earlier than the time that the Preliminary Prospectus is filed with the Commission); provided, however, if the date of first use is not a Business Day, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the first Business Day preceding such date of first use;
(v)     none of the information in each Underwriter Free Writing Prospectus will conflict with the information then contained in the Registration Statement or any prospectus that is a part thereof;
(vi)     such Underwriter will comply with all applicable legal requirements of the Securities Act and the Rules and Regulations with respect to the generation and use of Underwriter Free Writing Prospectuses in connection with the offering of the Notes, including any applicable restrictions on broad dissemination;
(vii)     it did not enter into any Contract of Sale for any Notes prior to the Time of Sale;
(viii)     it has not and will not violate any applicable securities laws, or other applicable law in its offer or sale of any of the Notes within the United States or any other country or their respective territories or possessions;
(ix)     it has not provided as of the date of this Agreement, and covenants with Verizon Wireless that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), orally or in writing, any Rating Information without the same being provided to or communicated to Verizon Wireless to be posted to the website maintained by Verizon Wireless in connection with Rule 17g-5.  For purposes of this paragraph, “Rating Information” means any information, written or oral, provided to a nationally recognized statistical rating organization that would be material to the determination of the initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C));
(x)     it represents and agrees that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Notes, deliver the Time of Sale Information to each investor to whom Notes are sold by it during the period prior to the filing of the Prospectus (as notified to the Underwriters by the Depositor), prior to the consummation of any sale with respect to such investor;

(xi)     it has not engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the transaction contemplated by this Agreement; and
(xii)     it hereby makes the representations and agrees to the statements contained in Annex A hereto.
(b)     It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Preliminary Prospectus and the Prospectus.  If the Prospectus specifies an initial public offering price or a method by which the price at which such Notes are to be sold, then after the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the Financial Industry Regulatory Authority and other terms of sale hereunder and under such selling arrangements.
(c)     Prior to the Closing Date, the Representatives shall notify Verizon Wireless and the Depositor of (i) the date or dates on which the Preliminary Prospectus and the Ratings Free Writing Prospectus are first used and (ii) the time of the first Contract of Sale to which such Preliminary Prospectus relates.
(d)     If Verizon Wireless, the Depositor or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Securities Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the Contracts of Sale) made or prepared by the Depositor, Verizon Wireless or such Underwriter contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, the Depositor, Verizon Wireless or such Underwriter, as applicable, may prepare corrective information, with notice to the other parties and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:
(i)     adequate disclosure of the contractual arrangement;
(ii)     adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;
(iii)     adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and
(iv)     a meaningful ability to elect to terminate or not to terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

SECTION 5.     Covenants of Verizon Wireless.  Verizon Wireless covenants and agrees with the Underwriters:
(a)     To furnish to the Representatives copies of each Registration Statement as originally filed and each amendment thereto (in each case at least one of which will include all exhibits) and to furnish to the Underwriters as many copies of the Preliminary Prospectus and the Prospectus and all amendments and supplements to such documents, in each case as soon as practicable and in such quantities as the Underwriters reasonably request; provided that the Prospectus shall be furnished no later than the second Business Day preceding the Closing Date.  Verizon Wireless will pay the expenses of printing, reproducing and distributing to the Underwriters all such documents.
(b)     To advise the Representatives (i) promptly, in writing, of any proposal to amend or supplement the Registration Statement as filed, the Preliminary Prospectus or the Prospectus and to not effect any such amendment or supplement to which the Representatives shall reasonably object; and to also advise the Representatives promptly of any amendment or supplement of the Prospectus, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for any additional information, (iii) of the effectiveness of any amendment of or supplement to the Registration Statement, or of any amendment of or supplement to the Preliminary Prospectus or the Prospectus, (iv) the issuance by the Commission or, if the Depositor or Verizon Wireless has any knowledge thereof, by any authority administering any applicable Laws, of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or any prevention or suspension of the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus or any proceedings or examinations that may lead to such an order or communication, as soon as practicable after the Depositor or Verizon Wireless, as applicable, is advised thereof.
(c)     If, during the period in which the Prospectus is required by federal securities law or regulation (in the opinion of counsel for the Representatives) to be delivered in connection with sales by any Underwriter or dealer, any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus, to notify the Representatives and promptly prepare (subject to the Representatives’ prior review pursuant to Section 5(b)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance; provided, that prior review by the Representatives will not be required to file an amendment or supplement under this Section 5(c) if Verizon Wireless or the Depositor receives an opinion of counsel that such amendment is required to comply with the Securities Act.  Upon the Representatives’ request, Verizon Wireless will prepare and furnish, or will cause the Depositor to prepare and furnish, without charge to each Underwriter as many electronic copies as any of the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.  Neither the Underwriters’ consent to, nor the Underwriters’ distribution of, any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
(d)     Verizon Wireless will use, or will cause the Trust to use, its best efforts to arrange for the qualification of the Notes for offering and sale in each jurisdiction as the Representatives shall reasonably request including, but not limited to, pursuant to applicable state securities or “blue sky” laws of certain states of the United States of America or other U.S. jurisdictions so designated, and Verizon Wireless shall maintain, or shall cause the Trust to maintain, such qualifications in effect for so long as may be necessary in order to complete the placement of the Notes; provided, however, that neither Verizon Wireless nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  Verizon Wireless will promptly advise, or will cause the Trust to promptly advise, the Representatives of the receipt by Verizon Wireless or the Trust, as applicable, of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(e)     Verizon Wireless will cause the Trust to cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.
(f)     Verizon Wireless shall (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding Verizon Wireless, the Depositor and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date in connection with its due diligence efforts regarding information in the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.
(g)     From the date hereof until the Closing Date, Verizon Wireless shall not, or cause the Depositor to, without the prior written consent of the Representatives, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other asset-backed securities similar to the Notes.
(h)     Until the retirement of the Notes, Verizon Wireless shall not, or cause the Trust or the Depositor to, be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
(i)     Until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, Verizon Wireless shall cause the Servicer to and the Servicer shall deliver to each of the Underwriters, through the Representatives, to the extent not otherwise available from any publicly available source, the annual certificate of compliance and the annual statement of a firm of independent public accountants furnished to the

Indenture Trustee pursuant to the Transaction Documents, as soon as such statements and reports are furnished to the Indenture Trustee.
(j)     So long as any of the Notes are outstanding, Verizon Wireless shall, or shall cause the Depositor to, deliver to each of the Underwriters, through the Representatives: (i) all documents distributed to Noteholders, (ii) copies of all documents required to be filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (iii) from time to time, any other information concerning Verizon Wireless, the Depositor or the Trust as the Underwriters may reasonably request only insofar as such information reasonably relates to the Prospectus or the transactions contemplated by the Transaction Documents; provided, however, that neither Verizon Wireless nor the Depositor shall be obligated to provide copies of any of the foregoing items specified in this clause (j) if they are filed with the Commission on EDGAR or otherwise available through a Commission website.
(k)     On or before the Closing Date, to the extent applicable, Verizon Wireless shall have caused its computer records, and shall have caused the Depositor to have caused its computer records, in each case, relating to the Trust Property to be marked to show the Trust’s ownership of the Receivables, and from and after the Closing Date Verizon Wireless shall not take, or cause the Depositor to take, any action inconsistent with the Trust’s ownership of the Receivables, other than as permitted by the Transaction Documents.
(l)     To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or Verizon Wireless, as the case may be, Verizon Wireless shall use, or shall cause the Depositor to use, its best efforts to furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.
(m)     To comply in all material respects with the representation made by it to each Rating Agency pursuant to paragraph (a)(3)(iii) of Rule 17g-5.
(n)     Neither Verizon Wireless nor any of its Affiliates, including the Depositor, nor any person acting on their behalf, will disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information and the Prospectus, unless the Depositor or Verizon Wireless, as applicable, has obtained the prior consent of the Representatives.
(o)     Verizon Wireless will cause the Depositor to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) and to advise the Representatives promptly of any such filing pursuant to Rule 424(b) or deemed effectiveness pursuant to Rule 462.

(p)     Verizon Wireless will cause the Depositor to file the certifications and the Transaction Documents necessary to satisfy the conditions for the offering of the Notes under Form SF-3 in the manner and within the time required by the General Instructions to Form SF-3.
SECTION 6.     Payment of Expenses.  Verizon Wireless will pay all expenses incident to the performance of its obligations and the obligations of the Depositor and the Trust with respect to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8 hereof, including: (a) the preparation of the Registration Statement as originally filed, and the preparation and printing of the Preliminary Prospectus and the Prospectus and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of Verizon Wireless’, the Depositor’s and the Trust’s accountants, (e) the qualification of the Notes under state securities laws including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any “blue sky” survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of the Owner Trustee and its counsel, if any, (j) the fees and expenses of Morris James LLP, Delaware counsel to the Trust, (k) the fees and expenses of Verizon Wireless’ and the Depositor’s counsel and (l) the fees and disbursements of the Asset Representations Reviewer and its counsel, if any. To the extent that the transactions contemplated by this Agreement are consummated, Verizon Wireless shall only pay the fees and expenses described in clauses (a) through (l); provided that Verizon Wireless shall only be responsible for the reimbursement of expenses of the Representatives or the Underwriters set forth in clauses (a) through (l) to the extent that such expenses are incurred in accordance with Verizon’s expense reimbursement policies, a copy of which was previously delivered to the Representatives.  Other than as specifically set forth in this Section 6, none of Verizon Wireless, the Depositor or the Trust is responsible for any out-of-pocket expenses of the Representatives or the Underwriters in connection with the offering of the Notes.  Notwithstanding the foregoing, if for any reason the purchase of the Notes by the Underwriters is not consummated (other than (i) as a result of any Underwriter’s breach under Section 4 of this Agreement or (ii) pursuant to Section 8 or Section 10 hereof), Verizon Wireless will reimburse the Representatives and the Underwriters for all reasonable out-of-pocket expenses incurred by them in connection with the offering of the Notes; provided that such expenses are incurred in accordance with Verizon’s expense reimbursement policies, a copy of which was previously delivered to the Representatives.
SECTION 7.     Conditions of the Obligations of the Underwriters.  The several obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the performance by Verizon Wireless of its obligations hereunder, and to the following additional conditions precedent:

(a)     On or before the Closing Date, each of the Transaction Documents shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee and the Indenture Trustee shall have received a fully conformed copy of the Notes and Certificates, and the Notes shall have been duly executed and delivered by the Trust and duly authenticated by the Indenture Trustee.  The Transaction Documents and the Notes shall be substantially in the forms heretofore provided to the Representatives.
(b)     On or before the Closing Date, the Underwriters shall have received letters, dated as of the date of the Preliminary Prospectus and Prospectus, respectively, of a nationally recognized independent accounting firm acceptable to the Representatives, substantially in the form of the drafts to which the Representatives have agreed previously and otherwise substantially in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.
(c)     The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations; and, before the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Verizon Wireless or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.
(d)     Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus there shall not have been any material adverse change in the business, business prospects, properties, financial condition, or results of operations of Verizon Wireless and its subsidiaries, including the Depositor and the Trust, taken as a whole, other than as set forth or contemplated in the Preliminary Prospectus and the Prospectus or otherwise disclosed in writing to the Representatives prior to the date hereof.
(e)     The Underwriters shall have received an opinion or opinions of in-house counsel to the Depositor and Verizon Wireless, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(f)     The Underwriters shall have received an opinion or opinions (which may be in the form of a reaffirmation opinion, as agreed to by the Representatives and counsel to the Underwriters) of Morgan, Lewis & Bockius LLP, special counsel to the Depositor, Verizon Wireless and the Trust, addressed to the Representatives, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters, addressing (i) corporate, enforceability and securities law matters, (ii) the enforceability of the Notes, (iii) certain true sale and nonconsolidation bankruptcy matters, (iv) bankruptcy proceedings of Verizon Wireless with respect to preference matters, (v) bankruptcy proceedings of Verizon Wireless and the impact of Current Upgrade Offers, (vi) certain security interest matters and (vii) certain United States federal income tax matters.
(g)     The Underwriters shall have received one or more negative assurance letters of Morgan, Lewis & Bockius LLP, counsel to the Trust, the Depositor and Verizon Wireless,

addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(h)     The Underwriters shall have received an opinion or opinions, addressed to the Underwriters, of Richards, Layton & Finger, P.A., counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(i)     The Underwriters shall have received an opinion or opinions, addressed to the Underwriters, of Morris James LLP, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(j)     The Underwriters shall have received an opinion or opinions, addressed to the Underwriters, of Morris James LLP, special Delaware counsel for the Trust, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(k)     The Underwriters shall have received an opinion or opinions, addressed to the Underwriters, of Morris James LLP, special Delaware counsel to the Depositor, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(l)     [Reserved].
(m)     The Underwriters shall have received an opinion or opinions, addressed to the Underwriters, of Barnes & Thornburg LLP, counsel to the Asset Representations Reviewer, dated the Closing Date, and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(n)     The Underwriters shall have received one or more negative assurance letters of Mayer Brown LLP, counsel for the Underwriters, addressed to the Underwriters.
(o)     The Underwriters shall have received copies of each opinion of counsel delivered to any rating agency, together with a letter addressed to the Underwriters, dated the Closing Date, to the effect that the Representatives and the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.
(p)     The Underwriters shall have received certificates dated the Closing Date of any one of the President, Chief Financial Officer, any Vice President, the Controller, the Treasurer or Assistant Treasurer of the Depositor and Verizon Wireless in which such officer shall state that: (A) the representations and warranties made by or on behalf of such entity contained in the Transaction Documents and this Agreement are true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation or warranty is true and correct in all respects), that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date in all material respects (except to the extent any such agreement or condition is already qualified by materiality, in which case such agreement or condition has been complied with or satisfied, as applicable, in all respects), (B) since the date of this Agreement there has not occurred any material adverse change in the business, business prospects, properties, financial condition or results of operations of the Trust, the Depositor or Verizon Wireless, other than as set forth or contemplated in the Preliminary Prospectus and the Prospectus or otherwise disclosed in writing to the Representatives and (C) there are no actions, proceedings or investigations to which the Depositor or Verizon Wireless is a party or that are, to such party’s knowledge after due inquiry, threatened before any court, administrative agency or other tribunal having jurisdiction over Verizon Wireless or the Depositor, (i) asserting the invalidity of this Agreement, any Transaction Document or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (iii) which would reasonably be expected to have a Material Adverse Effect or (iv) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus or the Preliminary Prospectus under the heading “Certain U.S. Federal Income Tax Consequences.”
(q)     The Representatives shall have received evidence reasonably satisfactory to the Representatives and counsel to the Underwriters that, on or before the Closing Date, UCC-1 financing statements, have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of the Originators in the related Receivables, and the proceeds thereof to the Depositor pursuant to the Originator Receivables Transfer Agreement, (B) the transfer of the interest of the Additional Transferor in the related Receivables and the proceeds thereof to the Depositor pursuant to the Additional Transferor Receivables Transfer Agreement, (C) the transfer of the interest of the Depositor in the Originator Receivables Transfer Agreement, the Additional Transferor Receivables Transfer Agreement, the Receivables and the proceeds thereof to the Trust pursuant to the Transfer and Servicing Agreement, (D) the grant by the Trust to the Master Collateral Agent under the Master Collateral Agreement of a security interest in the interest of the Trust in the Transfer and Servicing Agreement, the Receivables and the proceeds thereof and (E) the grant by the Trust to the Indenture Trustee under the Indenture of a security interest in the Series 2026-3 Collateral.
(r)     The Class A-1a Notes shall have been rated at least Aaa (sf) by Moody’s Investors Service, Inc. (“Moody’s”) and at least AAA (sf) by S&P Global Ratings (“S&P”). The Class A-1b Notes shall have been rated at least Aaa (sf) by Moody’s and at least AAA (sf) by S&P. The Class B Notes shall have been rated at least Aa1 (sf) by Moody’s and at least AA (sf) by S&P. The Class C Notes shall have been rated at least Aa3 (sf) by Moody’s and at least A (sf) by S&P.
(s)     The Underwriters shall have received, from each of Verizon Wireless, Verizon, the Originators and the Depositor, a certificate executed by a secretary or assistant secretary thereof (or the equivalent) to which shall be attached certified copies of the: (i) formation and governing documents, (ii) applicable resolutions and (iii) designation of incumbency of each such entity. The Underwriters shall have received, from the Trust, a certified copy of the certificate of formation and an executed copy of the trust agreement evidencing formation of the trust.
(t)     The Representatives shall have received evidence of any required Lien releases to be filed or recorded (immediately following the Closing Date) with respect to the Permitted Liens affecting the Receivables from all applicable creditors of Verizon Wireless, in form and substance satisfactory to the Representatives and counsel to the Underwriters.
(u)     All representations and warranties made by or on behalf of Verizon Wireless and the Depositor in the Transaction Documents to which each is a party are true and correct in all material respects as of the Closing Date.
(v)     The Representatives shall have received a certificate, dated the Closing Date, signed by an authorized officer or any Vice President of the Indenture Trustee, in which such officer shall state that the information contained in the Form T-1 for the Indenture Trustee is true and accurate as of its filing with the Commission.
Verizon Wireless will provide or cause to be provided to the Underwriters conformed copies of such opinions, certificates, letters and documents as the Underwriters or counsel to the Underwriters reasonably request.
SECTION 8.     Termination.  This Agreement shall be subject to termination in the sole discretion of the Representatives by notice to Verizon Wireless and the Trust given on or prior to the Closing Date in the event that on or prior to the Closing Date, (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established by or on, as the case may be, the Commission or the New York Stock Exchange; (b) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities; (c) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream systems in Europe; (d) there shall have occurred (i) an outbreak or material escalation of hostilities between the United States and any foreign power, (ii) an outbreak or material escalation of any other insurrection or armed conflict involving the United States, (iii) the declaration of a national emergency by the United States, or (iv) any other calamity or crisis; or (e) any change in or affecting the Receivables or particularly the business or properties of the Trust, the Depositor or Verizon Wireless shall have occurred which, in the judgment of the Representatives, materially impairs the investment quality of the Notes and, in the sole judgment of the Representatives, the effect of any such circumstance described above makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Prospectus, as amended as of the date hereof.  Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party except for the liability of Verizon Wireless in relation to expenses as provided in Section 6 hereof, the indemnity provided in Section 9 hereof and any liability arising before or in relation to such termination.
SECTION 9.     Indemnification and Contribution.
(a)     Verizon Wireless shall indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and Affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (including, without limitation, any reasonable legal or other expenses incurred by any Underwriter in connection with defending or investigating such action or claim), joint or several, to which such Underwriter, director, officer, employee, agent, Affiliate or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i)     any untrue statement or alleged untrue statement of any material fact contained in the Intex.cdi files relating to the Receivables, the Bloomberg Screen, the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement thereto (taken as a whole, together with the Time of Sale Information and the Prospectus), or
(ii)     with respect to the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement thereto (taken as a whole, together with the Time of Sale Information and the Prospectus), the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that Verizon Wireless will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriters’ Information; provided, further, that Verizon Wireless shall not be liable to any Underwriter or any of the directors, officers, employees and agents and Affiliates of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any loss, claim, damage or liability that results from the fact that such Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, if delivery thereof was required, a copy of the Prospectus as then amended or supplemented, whichever is most recent, if Verizon Wireless or the Depositor has previously furnished copies thereof to such Underwriter within a reasonable time period prior to such confirmation; provided, further, that the foregoing indemnity with respect to the Time of Sale Information or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of the person controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Notes if such untrue statement or omission or alleged untrue statement or omission made in such Time of Sale Information or the Prospectus is eliminated or remedied in a Corrected Prospectus delivered to such Underwriter prior to the Time of Sale of such Notes to such person and a copy of the Corrected Prospectus shall not have been furnished to such person at or prior to such Time of Sale.  The indemnity provided for in this Section 9 shall be in addition to any liability which Verizon Wireless may otherwise have.

(b)     Each Underwriter shall, severally and not jointly, indemnify and hold harmless Verizon Wireless, each of its directors, officers, employees, agents and Affiliates and each person, if any, who controls Verizon Wireless within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities (including, without limitation, any reasonable legal or other expenses incurred by any of them in connection with defending or investigating such action or claim), joint or several, to which Verizon Wireless or any such director, officer, employee, agent, Affiliate or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or in any Underwriter Free Writing Prospectus, or (B) the omission or the alleged omission to state in the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or in any Underwriter Free Writing Prospectus, a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, in each case to the extent, but (i) with respect to the Preliminary Prospectus and the Prospectus, only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information and (ii) with respect to any Underwriter Free Writing Prospectus, only to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from each Underwriter Free Writing Prospectus other than any statements in or omission from such Underwriter Free Writing Prospectus in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by Verizon Wireless expressly for use therein, (B) information accurately extracted from the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by Verizon Wireless to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus or (C) Issuer Information (except for information regarding the status of the subscriptions for the Notes).  Each Underwriter shall, severally and not jointly, reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(c)     In case any Proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 9, such person (for purposes of this paragraph (c), the “indemnified party”) shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c), the “indemnifying party”), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party if otherwise reasonably acceptable to the indemnified party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in each applicable local jurisdiction) in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances, designated in writing by the Representatives in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (iv) the indemnifying party has elected to assume the defense of such Proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified parties.  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.  No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)     In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by Verizon Wireless on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Notes (net of total fees, discounts and commissions received by the Underwriters (the “Spread”) and before deducting expenses) received by Verizon Wireless (including for such purpose, the value of the Certificates) bear to the Spread.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Verizon Wireless or the Underwriters, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.  Verizon Wireless and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d).  Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to contribute hereunder any amount, in the aggregate, in excess of the amount by which the Spread received by such Underwriter in connection with the initial offering of such Notes exceeds the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute hereunder are several in proportion to their respective principal amount of Notes they have purchased hereunder, and not joint.  For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee, agent and Affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each director or partner, officer, employee, agent and Affiliate of Verizon Wireless, and each person, if any, who controls Verizon Wireless within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as Verizon Wireless.
SECTION 10.     Defaults by an Underwriter.  If any one or more Underwriter(s) fail(s) to purchase and pay for any of the class of Notes agreed to be purchased by such Underwriter(s) hereunder as set forth opposite the name of such Underwriter on Schedule I, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes of such class set forth opposite their names in Schedule I bears to the aggregate amount of Notes of such class set forth opposite the names of all the remaining Underwriter(s)) the Notes of such class that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate principal amount of Notes of such class that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of the class of Notes agreed to be purchased, such non-defaulting Underwriter(s) shall have the right to purchase all of the Notes of such class (in the respective proportions that the amount of the Notes of such class set forth opposite their names in Schedule I bears to the aggregate amount of Notes of such class set forth opposite the names of all of the remaining Underwriter(s)) but shall not be under any obligation to purchase any of the Notes of such class, and, if such non-defaulting Underwriter(s) does not purchase all of the remaining Notes of such class, each of the Trust and Verizon Wireless shall have the right, within the succeeding 24 hours, to make arrangements satisfactory to the remaining Underwriter(s) for the purchase of such Notes, including by retaining such Notes for Verizon Wireless’ or an Affiliate’s own account or locating another Underwriter, satisfactory to the remaining Underwriter(s), to purchase such remaining Notes.  If such non-defaulting Underwriter(s) does not purchase all the Notes and either the Trust or Verizon Wireless does not make arrangements satisfactory to the remaining Underwriter(s) for purchase of the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s), the Trust and Verizon Wireless shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Trust, Verizon Wireless, their Affiliates and any non-defaulting Underwriter(s) for damages occasioned by its default hereunder.
SECTION 11.     Obligations Solely Contractual in Nature.  Each of the Trust and Verizon Wireless acknowledges and agrees that the Underwriters’ responsibility to the Trust and Verizon Wireless is solely contractual in nature, that the Underwriters have acted at arms’ length and are not agents of the Trust or Verizon Wireless, that the Underwriters shall owe the Trust and Verizon Wireless only those duties and obligations set forth in this Agreement and none of the Underwriters or their Affiliates shall be acting in a fiduciary or advisory capacity, or otherwise owe any fiduciary or advisory duty, to the Trust, Verizon Wireless or any other Person in connection with the offering of the Notes and the other transactions contemplated by this Agreement and that the Underwriters may have interests that differ from those of the Trust or Verizon Wireless.  Each of the Trust and Verizon Wireless waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from the alleged breach of a fiduciary duty in connection with the offering of the Notes.  Each of the Trust and Verizon Wireless further agrees that it is not relying on any of the Underwriters for any legal, regulatory, tax, insurance or accounting advice in any jurisdiction and that the Trust and Verizon Wireless will consult with its own advisors as to such matters.
SECTION 12.     Notices.  Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by mail or electronic transmission addressed to:

in the case of the Trust, as set forth in the Transfer and Servicing Agreement.

in the case of Verizon Wireless, as set forth in the Transfer and Servicing Agreement.

in the case of the Representatives:

BofA Securities, Inc.
One Bryant Park, 11th Floor
New York, New York 10036
Attention: Chris Jonas
Email: christopher.jonas@bofa.com

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, New York 10172
Attention: Securitized Products Group
Email: TermsABS@smbcnikko-si.com

Truist Securities, Inc.
50 Hudson Yards, 70th Floor
New York, New York 10001
Attention: Charlie Dann
Email: Charlie.Dann@truist.com

U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, North Carolina 28202
Attention: Adarsh Dhand
Email: adarsh.dhand@usbank.com

Any such notice shall take effect, in the case of mail, at the time of delivery and, in the case of electronic transmission, at the time of receipt.
SECTION 13.     The Representatives.  Each of the Representatives represents and warrants to Verizon Wireless that it is duly authorized to enter into this Agreement.  The Representatives shall act for the several Underwriters in connection with this transaction, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.  In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.
SECTION 14.     Miscellaneous.
(a)     Time shall be of the essence of this Agreement.

(b)     The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.
(c)     For purposes of this Agreement, each of “subsidiary” and “Affiliate” has the meaning set forth in Rule 405 under the Securities Act.
(d)     This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.
(e)     This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, Verizon Wireless, the Trust and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of Verizon Wireless contained in Section 9 hereof shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 9 hereof shall also be for the benefit of the directors of Verizon Wireless, the officers of Verizon Wireless and any person or persons who control Verizon Wireless within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  No purchaser of Notes from any Underwriter shall be deemed a successor because of such purchase.
(f)     The respective indemnities, agreements, representations, warranties, covenants and other statements of Verizon Wireless, its officers and the several Underwriters set forth in or made by or on behalf of them, respectively, pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation as to the results thereof and (ii) delivery of and payment for the Notes. The respective indemnities, agreements, covenants and other statements set forth in Section 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.  If for any reason the purchase of the Notes by the Underwriters is not consummated, Verizon Wireless shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6.
SECTION 15.     Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 16.     Waiver of Trial by Jury.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 17.     Governing Law.
(a)     THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, AND ALL MATTERS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.
(b)     Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement in any of the aforesaid courts, that any such court lacks jurisdiction over such party.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
SECTION 18.     USA PATRIOT Act Notification.  Verizon Wireless acknowledges that the Underwriters are required by U.S. Federal law to obtain, verify and record information that identifies each person or corporation who opens an account or enters into a business relationship with a financial institution to help fight the funding of terrorism and money laundering activities.
SECTION 19.     Recognition of the U.S. Special Resolution Regimes.
(a)     In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)     In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)     For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 20.     Electronic Signatures.  Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
SECTION 21.     Owner Trustee.  This Agreement has been executed on behalf of the Trust by Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Trust.  In no event will Wilmington Trust, National Association in its individual capacity or a holder of a beneficial interest in the Trust be liable for the Trust’s obligations under this Agreement.  For all purposes under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the Trust Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Trust and Verizon Wireless.
Very truly yours,

VERIZON MASTER TRUST

By:	Wilmington Trust, National Association,
not in its individual capacity but solely as Owner Trustee

By:	/s/ Michael Arenson
Name: Michael Arenson
Title: Assistant Vice President

CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS

By:	/s/ Jon Ransegnola
Name: Jon Ransegnola
Title: Assistant Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
BOFA SECURITIES, INC.,
on behalf of itself and as a Representative of the
several Underwriters

By:  /s/ Christopher C. Jonas
Name:  Christopher C. Jonas
Title:    Managing Director
SMBC NIKKO SECURITIES AMERICA, INC.,
on behalf of itself and as a Representative of the
several Underwriters

By:  /s/ Brandon Grant
Name:  Brandon Grant
Title:    Managing Director
TRUIST SECURITIES, INC.,
on behalf of itself and as a Representative of the
several Underwriters

By:  /s/ Charlie Dann
Name:  Charlie Dann
Title:    Managing Director
U.S. BANCORP INVESTMENTS, INC.,
on behalf of itself and as a Representative of the
several Underwriters

By:  /s/ Robert DelPizzo
Name:  Robert DelPizzo
Title:    Director

SCHEDULE I
Underwriter	Class A-1a Notes	Class A-1b Notes	Class B Notes	Class C Notes
BofA Securities, Inc.	$218,895,000	$17,225,000	$19,076,000	$11,445,000
SMBC Nikko Securities America, Inc.	$177,591,000	$13,975,000	$16,348,000	$9,809,000
Truist Securities, Inc.	$177,591,000	$13,975,000	$16,348,000	$9,809,000
U.S. Bancorp Investments, Inc.	$177,591,000	$13,975,000	$16,348,000	$9,809,000
Barclays Capital Inc.	$24,780,000	$1,950,000	$0	$0
Deutsche Bank Securities Inc.	$24,780,000	$1,950,000	$0	$0
Morgan Stanley & Co. LLC	$24,780,000	$1,950,000	$0	$0
Total	$826,008,000	$65,000,000	$68,120,000	$40,872,000
Sch. I-1

SCHEDULE II
Security	Original Principal Balance $	Price %	Price $
Class A-1a Notes	$826,008,000	99.73779%	$823,842,124.42
Class A-1b Notes	$65,000,000	99.75000%	$64,837,500.00
Class B Notes	$68,120,000	99.64943%	$67,881,191.72
Class C Notes	$40,872,000	99.53155%	$40,680,535.12
Sch. II-1

ANNEX A
REPRESENTATIONS AND AGREEMENTS OF THE UNDERWRITERS
(a)     Each Underwriter represents, warrants and agrees that:
(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Depositor; and
(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.
(b)     Each Underwriter represents, warrants and agrees that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any UK retail investor in the United Kingdom. For the purposes of this provision:
(i)     the expression “UK retail investor” means a person who is either one (or both) of the following: (A) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of the domestic law of the UK, and as amended (a “UK Professional Client”); or (B) not a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulation 2024, as amended; and
(ii)     the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.
(c)     Each Underwriter represents, warrants and agrees that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any EU retail investor in the European Economic Area. For the purposes of this provision:
(i)     the expression “EU retail investor” means a person who is one (or more) of the following: (A) a retail client, as defined in point (11) of Article 4(1) of MiFID II; or (B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor, as defined in Article 2 of the EU Prospectus Regulation; and
Anx. A-1

(ii)     the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Anx. A-2